Exhibit 99.1

News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects Completes Acquisition of S2 Systems

(OMAHA, Neb.—July 29, 2005)—Transaction Systems Architects, Inc. (Nasdaq: TSAI), a leading global provider of enterprise e-payments solutions, announced today that it has completed the acquisition of substantially all of the assets of S2 Systems.

About Transaction Systems Architects, Inc.
The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used on more than 1,755 product systems in 79 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.